UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: December 22, 2003
                        (Date of earliest event reported)


                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

            Nevada                   0-17371              88-0182808

 (State or other jurisdiction      (Commission         (I.R.S. Employer
     of incorporation or           File Number)     Identification Number)
        organization)

                           5901 N. Western, Suite 200
                             Oklahoma City, OK 73118
          (Address of principal executive offices, including zip code)

                                 (620) 698-2250
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On December 22, 2003, Quest Cherokee, LLC, a limited liability company formed by our subsidiaries, acquired certain oil and gas assets of Devon Energy Corporation located in the Cherokee Basin area of northeastern Oklahoma and southeastern Kansas for a purchase price of approximately $126 million. The acquired assets have approximately 95.9 Bcfe of estimated proved reserves, 91.7 Bcfe of estimated probable reserves and 72.2 Bcfe of estimated possible reserves. The assets include approximately 372,000 gross (366,000 net) acres of oil and gas leases, 418 gross (325 net wells) and 207 miles of gas gathering pipelines. The Devon assets are producing an average of approximately 19,600 mcf per day. The Devon acquisition represents an approximate 90% increase in the number of gross wells that we operate and a 138% increase in our average daily production volumes.

The acquisition was financed by a $70 million senior revolving loan and a $35 million term loan arranged and syndicated by Banc One Capital Markets, Inc. and an approximately $51 million investment by Cherokee Energy Partners, LLC, which is wholly-owned by ArcLight Energy Partners Fund I, L.P. ("ArcLight").

The following is a summary of certain of the material terms of the acquisition and the related transactions and is qualified in its entirety by reference to the actual documents for the transaction which are filed as exhibits to this Form 8-K and which are incorporated herein by reference.

TERMS OF THE ACQUISITION

On December 10, 2003, we entered into a purchase and sale agreement with Devon Energy Production Company, L.P. and Tall Grass Gas Services, L.L.C. (collectively, "Devon") for the acquisition of the oil and gas leases and related wells, gas gathering pipelines and ancillary equipment owned by them in the Cherokee Basin of southeastern Kansas and northeastern Oklahoma for a purchase price of $126 million in cash. The purchase price was determined on the basis of the discounted present value of the estimated proved developed reserves, proved non-developed reserves and probable reserves on the lands leased by Devon. As permitted by the purchase and sale agreement, we assigned our rights under the purchase and sale agreement to a newly formed subsidiary limited liability company, Quest Cherokee, LLC.

The closing of the purchase and sale agreement occurred on December 22, 2003. At the time of the closing, Devon had not received consents to the assignment of certain of the leases from the lessors on oil and gas leases with an allocated value of approximately $12.3 million. As a result, Quest Cherokee and Devon entered into a Holdback Agreement pursuant to the terms of which, Quest Cherokee paid approximately $114.3 million of the purchase price at the closing and agreed to pay the allocated value of the remaining properties at such time as Devon received the consents to assignment for those leases. If at the end of 120 days after closing, Devon has not obtained the consent for any of the leases, Quest Cherokee is not obligated to pay for those leases and shall own no interest therein.

Under the terms of the purchase and sale agreement, if Quest Cherokee notifies Devon on or before January 31, 2003, that any of the leases or easements have a defect, then Devon, at

Devon's option, will be required to either repurchase the property, cure the defect within 120 days or refund a portion of the purchase price equal to the value of the defect, subject to certain applicable thresholds and caps set forth in the purchase and sale agreement. Under the purchase and sale agreement, defects are generally limited to:

o Devon's title to the property being subject to a mortgage, lien or other encumbrance;

o Devon owning less than the net revenue interest represented or being obligated to bear a share of the costs of operation greater than the working interest represented without a corresponding increase in net revenue interest;

o Devon's rights and interests have been or are subject to being reduced by virtue of the exercise by a third party of a revisionary or back-in interest, farm-out or other similar right not disclosed to us;

o Devon being in default under a material provision of a lease, farmout agreement or other contract or agreement affecting any of the acquired assets; and

o  an adverse   environmental  condition  existing on any of the acquired assets as of the closing.

Generally, Devon retained responsibility for actions occurring prior to closing and Quest Cherokee assumed responsibility for actions occurring after the closing, except that Quest Cherokee agreed to assume responsibility for:

o  plugging and abandoning all wells located on the leased properties,

o adverse environmental conditions located on (but not off) the leased properties, other than those which are asserted on or before April 30, 2004 (subject to certain thresholds and caps) and other than with respect to properties which are re-conveyed to Devon under the terms of the purchase and sale agreement, and

o restoration of lands under applicable law or the leases, unless Quest Cherokee notifies Devon of a defect before January 31, 2004 or makes a claim for indemnification or a breach of a representation during the applicable time period, or an obligation of which Quest Cherokee notifies Devon on or before April 30,2004 for which Devon is obligated to indemnify Quest Cherokee, in each case which relates to the condition on the land that needs to be restored.

Devon made limited representations with respect to the acquired assets that generally survive only until April 30, 2004.

Devon agreed to indemnify Quest Cherokee for:

o liabilities related to the period of time prior to the closing (except to the extent such liability was assumed by Quest Cherokee as described above);

o breaches of representations and warranties (if the claim is made during the period of time during which the representation survives);


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o  personal  injury claims  related to the properties prior to the closing date;
   and

o adverse environmental claims relating to periods of time prior to the closing if the claim is asserted before April 30, 2004 or if the claim related to off-site disposal of hazardous materials.

Devon has no indemnification liability until the total dollar amount of the claims exceeds $250,000, after which Devon is liable for the total amount of the claims (including the first $250,000). However, the maximum aggregate amount of claims that may be made against Devon for environmental matters cannot exceed $20 million (regarless of whether asserted in the form of a claim for indemnity or a claim for an adjustment to the sales price regarding an environmental defect).

Quest Cherokee generally agreed to indemnify Devon for the claims relating to the obligations with respect to the acquired properties that it assumed.

In connection with the Devon acquisition, Quest Cherokee entered into new oil and gas price swaps and we assigned our existing oil and gas price swaps to Quest Cherokee. As a result, management believes that Quest Cherokee has in place oil and gas price swaps for approximately 85% of its anticipated production from proved reserves over the next three years at a weighted average price of $4.70 per mcf.

THE RESTRUCTURING

Immediately prior to the acquisition of the Devon properties, our Cherokee Basin oil and gas leases were held by two of our subsidiaries (Quest Oil & Gas Corporation and STP Cherokee, Inc.), our pipelines were held by four of our subsidiaries (Ponderosa Gas Pipeline Company, STP Cherokee, Inc., Producers Service Incorporated and J-W Gas Gathering, L.L.C.) and our vehicles and construction equipment were held by two of our subsidiaries (Quest Energy Service, Inc. and STP Cherokee, Inc.). In addition, STP owned assets in Texas, Kentucky and Oklahoma that were outside the Cherokee Basin and our employees were split between Quest Energy Service, Inc. and STP Cherokee, Inc.

In order to facilitate the financing of the Devon acquisition, our operations were restructured to consolidate all of our Cherokee Basin assets (including the acquired Devon assets) into a single entity that did not have any assets outside the Cherokee Basin and that did not have any employees. As mentioned above, we formed Quest Cherokee, LLC in order to carryout the restructuring and the acquisition from Devon. Our existing subsidiaries then contributed to Quest Cherokee their oil and gas leases located in the Cherokee Basin and the related wells, gas gathering pipelines, equipment and related assets in exchange for an ownership interest in Quest Cherokee. Immediately after giving effect to such contributions, Quest Cherokee was wholly-owned by us indirectly through our subsidiaries. The gas gathering pipeline assets (including those acquired from Devon) were assigned to Bluestem Pipeline, LLC, a newly formed, wholly owned subsidiary of Quest Cherokee.

As part of the restructuring, Quest Energy Service entered into an operating and management agreement with Quest Cherokee to manage the day to day operations of Quest Cherokee in exchange for a monthly manager's fee of $292,000 plus the reimbursement of costs associated with field employees, first level supervisors, exploration, development and operation of the properties and certain other direct charges. We have agreed to consolidate all of the employees of Quest Energy Service and STP Cherokee (which constitute all of our employees) into Quest Energy Service.

After giving effect to the restructuring, STP Cherokee continues to own properties located in Kentucky, Texas and Oklahoma (outside of the Cherokee Basin) and Quest Energy Service and STP Cherokee own certain equipment used at our corporate headquarters offices.

As part of the restructuring, Quest Cherokee assumed all of our (and our subsidiaries) existing indebtedness for borrowed money. The indebtedness to Wells Fargo Bank and Wells Fargo Energy Capital was refinanced in connection with the financing transactions discussed below.

TERMS OF THE FINANCING

During the time period that we were negotiating the terms of the acquisition with Devon, our management and its advisors pursued various sources of financing for the transaction. In connection with the closing of the Devon acquisition, we entered into a financing package consisting of a $70 million senior revolving loan and a $35 million term loan arranged and to be syndicated by Banc One Capital Markets, Inc. and an approximately $51 million investment by Cherokee Energy Partners, an affiliate of ArcLight. All of the financing transactions for the acquisition were entered into by Quest Cherokee.

Senior Revolving Credit Agreement and Senior Term Loan Agreement

Quest Cherokee entered into a three year $200 million Credit Agreement with the financial institutions a party thereto and Bank One, NA, as administrative agent (the "Revolving Credit Agreement") and a five year $35 million Senior Term Second Lien Secured Credit Agreement with the financial institutions a party thereto and Bank One, NA, as agent (the "Term Loan Agreement").

The Revolving Credit Agreement provides for an initial borrowing base of $57 million, which amount may be increased to $70 million upon delivery to the administrative agent of a certificate evidencing that third party consents have been obtained for certain oil and gas properties of Devon. The borrowing base may be reduced on May 31, 2004 to the extent the value attributed by Bank One to the oil and gas properties purchased from Devon is less than 80% of all proved mineral interests. The borrowing base is next scheduled for redetermination on July 1, 2004. Thereafter, the borrowing base is scheduled to be redetermined twice each year based on a reserve report provided by us to Bank One and the syndicating banks on or before February 15 and August 31 of each year prepared as of the previous November 30 and May 31, respectively. The Revolving Credit Agreement also provides for other special redeterminations in certain circumstances. At each redetermination, Bank One and the syndicating banks redetermine the borrowing base in their sole discretion using customary procedures for evaluating oil and gas properties as such exist at the time of each redetermination.

Interest accrues, at Quest Cherokee's option, at either Bank One's "base rate" plus a margin ranging from 1.5% to 2.25% or LIBOR plus a margin ranging from 2.75% to 3.5%, depending upon the ratio of outstanding credit to the borrowing base during the time that any amounts are outstanding under the Term Loan Agreement. After all of the borrowings under the Term Loan Agreement have been repaid, the "base rate" margin decreases to 0.5% to 1.25% and the LIBOR margin decreases to 1.75% to 2.50%, depending upon the ratio of outstanding credit to the borrowing base.

The Revolving Credit Agreement may be repaid at any time without penalty (except for the payment of any "breakage costs" associated with Eurodollar based borrowings).

Except in certain limited circumstances, the Term Loan Agreement will accrue interest at the rate of LIBOR plus 6%. The Term Loan Agreement may be repaid at any time. However, if any amount is repaid prior to June 22, 2004, a prepayment premium will be required to be paid equal to 2% of the principal amount repaid and if any amount in excess of $17,500,000 is prepaid during the period from June 23, 2004 to December 24, 2004, a prepayment premium will be required to be paid equal to 1% of such excess amount.

Both of the agreements are secured by a lien on the oil and gas assets of Quest Cherokee, a pledge of all of the membership interests in Quest Cherokee and a pledge of the membership interest in Bluestem. Bluestem also guaranteed Quest Cherokee's obligations under the credit agreements.

Both of the credit agreements contain affirmative and negative covenants that are typical for credit agreements of this type. The covenants in the two agreements are substantially similar and include:

o    provision of financial and other information;

o    the maintenance of certain financial ratios;

o    restrictions on the incurrence of additional debt;

o    restrictions on the granting of liens;

o    restrictions on making investments;

o restrictions on making certain restricted payments (which are discussed in more detail under "ArcLight Investment");

o restrictions on disposing of assets and merging or consolidating with a third party where Quest Cherokee is not the surviving entity;

o restrictions on transactions with affiliates that are not on an arms length basis;

o    restrictions on changing the nature of Quest Cherokee's business; and

o limitations on Quest Cherokee's hedging activities (including limits on the minimum and maximum amount of future production that may be hedged).

Both of the credit agreements provide that it is an event of default if a change of control occurs. A "change of control" is defined to include:

o    Bluestem no longer being wholly owned by Quest Cherokee;

o Cherokee Energy Partners ceasing to own 100% of the Class A units of Quest Cherokee prior to December 22, 2006;

o we and our wholly owned subsidiaries ceasing to own 100% of the equity of Quest Cherokee (other than the Class A units); or

o Jerry Cash ceasing to be an executive officer of Quest Cherokee (unless a successor reasonably acceptable to the banks is appointed within 60 days).

ArcLight Investment

Cherokee Energy Partners purchased a $51 million subordinated promissory note at par and also acquired all of the Class A units in Quest Cherokee for $100.

The subordinated promissory note accrues interest at the rate of 15% per annum and has a maturity date of December 22, 2008. Quest Cherokee has the option to extend the maturity of the subordinated promissory note for two years. Interest on the subordinated note is payable on January 31, April 30, July 31 and October 31 of each year, commencing January 31, 2004. The entire principal amount is due at the maturity date.

In the event that Quest Cherokee is dissolved on or before December 22, 2006 (an "Early Liquidation Event"), the holders of the subordinated promissory note will be entitled to a make-whole payment equal to the difference between the amount they have received on account of principal and interest on the subordinated promissory note and $76.5 million (150% of the original principal amount of the subordinated promissory note).

So long as any amounts are outstanding under the Term Loan Agreement, no cash payment of interest and no payments of principal may be made on the subordinated promissory note or with respect to the membership interests in Quest Cherokee (other than certain permitted tax payments). Interest may, however, be paid in the form of the issuance of additional subordinated promissory notes with a principal amount equal to the amount of unpaid interest being paid. After the Term Loan Agreement has terminated, payments may be made with respect to the subordinated promissory notes only if all of the following conditions have been met:

o no default exists on the date any such payment is made, and no default or event of default would result from the payment, under the Revolving Credit Agreement;

o before and after giving effect to any such payment, the outstanding borrowings under the Revolving Credit Agreement do not exceed 90% of the borrowing base; and

o the total amount paid with respect to the subordinated promissory note and distributed to the equity holders of Quest Cherokee in any 12 month period does not exceed $15 million, unless the ratio of Consolidated Total Debt to EBITDA for the most recent four fiscal quarters is less than 2.0 to 1.0.

In connection with the purchase of the subordinated promissory note, the original limited liability company agreement for Quest Cherokee was amended and restated to, among other things, provide for Class A units and Class B units of membership interest, and Cherokee Energy Partners acquired all of the Class A unites of Quest Cherokee in exchange for $100. The existing membership interests in Quest Cherokee owned by our subsidiaries were converted into all of the Class B units.

Under the terms of the amended and restated limited liability company agreement for Quest Cherokee, the net cash flow (as defined therein) of Quest Cherokee will generally be distributed 85% to the holders of the subordinated promissory notes and 15% to the holders of the Class B units until the subordinated promissory notes have been repaid. Thereafter, the net cash flow of Quest Cherokee will generally be distributed 60% to the holders of the Class A units and 40% to the holders of the Class B units, until the holders of the subordinated notes and the Class A units have received a combined internal rate of return of 30% on their cash invested. Thereafter, the net cash flow of Quest Cherokee will generally be distributed 30% to the holders of the Class A units and 70% to the holders of the Class B units. These percentages may be altered on a temporary basis as a result of certain permitted tax distributions to the holders of the Class B units; however, future distributions will be shifted from the Class B unit holders to the Class A unit holders until the total distributions are in line with the above percentages. In addition, if the defect value attributable to the properties contributed by our subsidiaries to Quest Cherokee exceed $2.5 million, then any distribution of net cash flow otherwise distributable to the Class B members will, instead, be distributed to the Class A member until these distributions equal such excess amount.

In the event of an Early Liquidation Event, the holders of the subordinated promissory notes are entitled to 100% of the net cash flow until they have received the make-whole payment.

Quest Cherokee is managed by a board of four managers. The holders of the Class A units (as a class) and the Class B units (as a class) are each entitled to appoint two managers. In general, the vote of all the managers is required to approve any matter voted on by the managers. If there is a conflict of interest, then the managers that have the conflict of interest will not be entitled to vote on the matter. The vote of a majority of each of the Class A units and Class B units is required to approve any matter submitted to a vote of the members.

Under the limited liability company agreement, if a change of control or involuntary transfer occurs with respect to (1) either the Class B members or Quest Resource Corporation or (2) the Class A members prior to the third anniversary date, then in either case the Board representatives of the class of members that has not undergone a change of control or involuntary transfer will have the right to take all actions on the part of Quest Cherokee in pursuing an exit transaction. An exit transaction will generally consist of a sale of all or substantially all of the assets of Quest Cherokee, a merger or consolidation, interest exchange or similar transaction with an unaffiliated party.

"Change of Control" is defined under the limited liability company agreement as follows:

For public companies, a "Change of Control" is deemed to have occurred under the limited liability company agreement at such time as any of the following occur:

o with respect to us only, on or after the date that Douglas L. Lamb, Jerry D. Cash or any immediate family member of either of them sells or transfers 20% or more of the number of shares of our common stock owned or held by any of them as of the closing date,

o a tender offer or exchange offer is made and consummated for the ownership of 33.33% or more of the outstanding voting securities of the public company,

o the public company is merged or consolidated with another corporation (an "Other Entity") and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation are owned directly or indirectly in the aggregate by the former stockholders of the public company other than the Other Entity or its affiliates, as the same shall have existed immediately prior to such merger or consolidation,

o the public company sells or otherwise transfers substantially all of its assets to another entity which is not wholly-owned directly or indirectly by the public company or one of its subsidiaries,

o a person, within the meaning of section 3(a)(9) or section 13(d)(3) of the Securities Exchange Act of 1934, acquires 33.33% or more of the outstanding voting securities of the public company (whether directly, indirectly, beneficially or of record), or

o individuals who, as of December 22, 2003, constitute the board of directors of the public company (the "Incumbent Board") cease for any reason to constitute a majority of the board of directors of the public company, provided, that any individual becoming a director subsequent to December 22, 2003 whose election, or nomination for election by the public company's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the public company.

For private companies, a "Change of Control" is deemed to have occurred under the limited liability company agreement at such time as any of the following occur:

o a tender offer or exchange offer is made and consummated for the ownership of 50% or more of the outstanding voting securities of the private company,

o the private company is merged or consolidated with another entity ("Constituent Party") and as a result of such merger or consolidation 50% or less of the outstanding voting securities of the surviving or resulting entity is owned directly or indirectly in the aggregate by the former stockholder(s) of the private company or their affiliates, other than affiliates of the Constituent Party, as the same existed immediately prior to such merger or consolidation,

o the private company sells or otherwise transfers substantially all of its assets to another entity which is not wholly-owned, directly or indirectly, by the private company, one of its subsidiaries or its parent company,

o a person (which is not wholly-owned, directly or indirectly, by such person or one of its subsidiaries or its parent company), within the meaning of section 3(a)(9) or section 13(d)(3) of the Securities Exchange Act of 1934, acquires 50% or more of the outstanding voting securities of the private company (whether directly, indirectly, beneficially or of record), or

o a distribution or sale of voting securities of the private company is consummated and as a result of such distribution 80% or less of the outstanding voting securities of the private company is owned directly or indirectly in the aggregate by the former stockholder(s) of the private company or their affiliates.

In addition, with respect to us and the Class B members, a Change of Control will also be deemed to have occurred if a "change of control" occurs under the documents related to the subordinated promissory note, the Revolving Loan Agreement or the Term Loan Agreement.

A Change of Control of an entity will also be deemed to have occurred if any person that controls such entity experiences a "Change of Control"; provided, however, that this provision only applies with respect to Cherokee Energy Partners to the extent that any of the change of control events for a private company occurs with respect to Cherokee Energy Partners' sole member, ArcLight Energy Partners Fund I, L.P.

At any time following the point in time at which net cash flow will be distributed 30% to the Class A members and 70% to the Class B members, either the Class A members or the Class B members may deliver a notice to the other class of members offering to sell all of the offeror's units to the offeree, or to buy all of the offeree's units, at a specified price and any other terms of transfer, based upon an assumed value of Quest Cherokee and with the price being tied to 70% of such assumed value with respect to Class B units and 30% of such assumed value with respect to Class A units. The offeree may subsequently notify the offeror whether the offeree elects to buy all of the offeror's units or sell all of the offeree's units at the applicable price and terms. The purchasing member would also be required to pay to the selling member the amount of any outstanding loans held by the selling member to Quest Cherokee or the other member.

Subject to various requirements, in the event that a Class B member desires to transfer its units to a party other than a Class A member or an affiliate of such Class B member, then a Class A member has certain rights to require that an equivalent number of its units be included in the proposed transfer upon the same terms and conditions, other than price, which must be not less than a specified price per Class A unit based generally upon a hypothetical distribution if all assets of Quest Cherokee were sold for cash at fair market value and its liabilities were satisfied.

Subject to various requirements, if the Class A member desires to transfer any of its units, the Class A member must first notify the Class B members of the desire to sell such units and request the Class B members to make an offer to purchase the units. If the Class B members are interested in purchasing the units, the Class B members must make a binding offer to purchase the units for cash at a specified price. If the Class A member accepts the offer, then the Class B members will be obligated to purchase the units. Any loans owing by Quest Cherokee or any of the Class B members to the Class A member (including, without limitation, the subordinated promissory note) must also be repaid in connection with such purchase (or a proportionate amount repaid in the case of a transfer of less than all of the Class A member's units). If the Class A member does not accept the offer, then the Class A member may transfer the units to a third party, but only if the price received by the Class A member for the units exceeds the price offered by the Class B members.

The limited liability company agreement provides that the Class A members may notify our subsidiaries on or before July 1, 2004 of any adverse environmental conditions and on or before May 1, 2004 of any other defects with respect to the assets contributed by them to Quest Cherokee. The definition of defect is substantially similar to that used in the Devon purchase and sale agreement described above. After a defect has been identified, our subsidiaries will have up to 120 days to cure the defect. If the defect is not cured within that time period (or if our subsidiaries elect not to cure the defect or if the defect cannot be cured), the value of the defect will be determined. Our subsidiaries will be required to pay to Cherokee Energy Partners the value of any defects in excess of $2.5 million.

Under the membership interest purchase agreement pursuant to which Cherokee Energy Partners acquired its Class A membership interest, our subsidiaries made certain representations and warranties to Cherokee Energy Partners about the assets that they contributed to Quest Cherokee, their organization, qualification and authority to enter into the transaction and the capitalization of Quest Cherokee and Bluestem. In general, the representations and warranties and the corresponding indemnification obligations survive for a period of one year. However, representations with respect to authority to enter into the transaction, due organization, qualification, capitalization, absence of defaults and conflicts, payout balances and suspense amounts survive without limitation on duration and representations with respect to taxes survive for the applicable statute of limitations plus 60 days.

Our subsidiaries generally agreed to indemnify Cherokee Energy Partners for a period of 12 months for claims related to:

o any breach of any of the representations and warranties made by our subsid-iaries;

o the ownership or operation of the contributed assets prior to the closing date, including, without limitation, adverse environmental conditions existing prior to the closing date, except for liabilities relating to plugging and abandoning wells located on the property; and

o the failure of any of our subsidiaries to perform any covenant contained in the membership interest purchase agreement required to be performed by such subsidiary.

However, our obligation to indemnify Cherokee Energy Partners for the following liabilities are generally subject to the following time limits:

o claims for existing litigation, the payment of pre-closing royalties and similar payments, operating expenses, capital expenditures and for breaches of our subsidiaries representations and warranties with respect to organization, qualification and authority to enter into the transaction, capitalization, absence of defaults or violations, payout balances and suspense amounts are without time limit;

o claims for adverse environmental conditions are required to be made within two years after the closing date; and

o claims for breaches of representations related to taxes and for third party personal injury claims are required to be made within the applicable statute of limitations plus 60 days.

Our subsidiaries have no indemnification liability until the total dollar amount of the claims exceeds $250,000, after which our subsidiaries are liable for the total amount of the claim (including the first $250,000). However, the maximum amount of indemnity claims that may be made against our subsidiaries cannot exceed $30.0 million; provided, that there is no limit for obligations for which there is generally no time limit for bringing any indemnification claim or for breaches of the representations related to the payment of taxes and that the contributed assets are insufficient to continue the business previously being conducted by us in the Cherokee Basin.

Our obligations under the agreement assigning the purchase and sale agreement and the obligations of our subsidiaries under the membership interest purchase agreement and for defects under the limited liability company agreement are secured by a pledge of their membership interests in Quest Cherokee and by a guaranty from us. Cherokee Energy Partners may exercise its remedies under the pledge agreement only if the total amount owed by our subsidiaries to Cherokee Energy Partners exceeds $5 million and the entire amount is not paid within 90 days.

FORWARD-LOOKING INFORMATION

This current report on Form 8-K contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. There are a number of factors that could cause our actual results to differ materially from those indicated by such forward-looking statements. These include such matters as:

o     financial position;
o     business strategy;
o     budgets;
o     amount, nature and timing of capital expenditures;
o     drilling of wells;
o     acquisition and development of oil and gas properties;
o     timing and amount of future production of natural gas and oil;
o     operating costs and other expenses;
o estimated future net revenues from oil and natural gas reserves and the present value thereof;
o     cash flow and anticipated liquidity; and
o     other plans and objectives for future operations.

Although we believe that the expectations reflected in these forward looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected effects on our business or operations. There are many factors that could cause these forward-looking statements to be incorrect, including, but not limited to, the risks described in Exhibit 99.1 "Risk Factors" to our annual report on Form 10-K/A for the fiscal year ended May 31, 2003, which are incorporated herein by reference. These factors include, among others:

o    our ability to implement our business strategy;
o the extent of our success in discovering, developing and producing reserves, including the risks inherent in exploration and development drilling, well completion and other development activities;
o    fluctuations in the commodity prices for natural gas and crude oil;
o engineering and mechanical or technological difficulties with operational equipment, in well completions and workovers, and in drilling new wells;
o    land issues;
o    federal and state regulatory developments;
o    labor problems;
o    environmental related problems;
o the uncertainty inherent in estimating future oil and gas production or reserves;
o    production variances from expectations;
o the substantial capital expenditures required for construction of pipelines and the drilling of wells and the related need to fund such capital requirements through commercial banks and/or public securities markets;
o    the need to develop and replace reserves;
o    competition;
o    dependence upon key personnel;
o    the lack of liquidity of our equity securities;
o    operating hazards attendant to the natural gas and oil business;
o downhole drilling and completion risks that are generally not recoverable from third parties or insurance;
o    potential mechanical failure or under-performance of significant wells;
o    climatic conditions;
o    availability and cost of material and equipment;
o    delays in anticipated start-up dates;
o    our ability to find and retain skilled personnel;
o    availability of capital;
o    the strength and financial resources of our competitors; and
o    general economic conditions.

When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this report or incorporated by reference. The forward-looking statements speak only as of the date made. All subsequent oral and written forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We assume no obligation to update any of these statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) The financial statements required by Item 7(a) will be filed by amendment.

      (b) The pro forma financial information required by Item 7(b) will be filed by amendment.

      (c)   Exhibits

     Exhibit
     Number        Description
     -------       -----------
       2.1         Purchase and Sale Agreement by and between Devon Energy
                   Production Company, L.P., Tall Grass Gas Services, L.L.C., and Quest Resource Corporation, dated as of the 10th day of December, 2003.

       2.2* Assignment Agreement by and between Quest Resource Corporation and Quest Cherokee, LLC, dated as of the 22nd day of December, 2003, assigning the Purchase and Sale Agreement.

       2.3 Hold Back Agreement by and between Devon Energy Production Company, L.P. and Quest Cherokee, LLC, dated as of the 22nd day of December, 2003.

       2.4 Contribution, Conveyance, Assignment and Assumption Agreement by and between Quest Oil & Gas Corporation, Quest Energy Service, Inc., STP Cherokee, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service Incorporated, J-W Gas Gathering, L.L.C., Quest Cherokee, LLC and Bluestem Pipeline, LLC, dated as of the 22nd day of December, 2003.

       4.1 Note Purchase Agreement by and between Quest Cherokee, LLC and Cherokee Energy Partners LLC, dated as of the 22nd day of December, 2003.

       4.2 Junior Subordinated Promissory Note made by Quest Cherokee, LLC in favor of and to the order of Cherokee Energy Partners LLC, dated as of the 22nd day of December, 2003.

       4.3 Credit Agreement by and between Quest Cherokee, LLC, Bank One, NA, as administrative agent, and certain financial institutions a party thereto, dated as of the 22nd day of December, 2003.

       4.4 Senior Term Second Lien Secured Credit Agreement by and between Quest Cherokee, LLC, Bluestem Pipeline, LLC, Bank One, NA, as agent, and certain lenders a party thereto, dated as of the 22nd day of December, 2003.

       4.5 Pledge Agreement by Quest Cherokee, LLC, in favor of Bank One, NA, as collateral agent for the benefit of the revolving lenders under the Credit Agreement and the term lenders under the Senior Term Second Lien Secured Credit Agreement, dated as of the 22nd day of December, 2003.

       4.6 Pledge Agreement by Quest Oil & Gas Corporation, Quest Energy Service, Inc., STP Cherokee, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service Incorporated and J-W Gas Gathering, L.L.C., in favor of Bank One, NA, as collateral agent for the benefit of the revolving lenders under the Credit Agreement and the term lenders under the Senior Term Second Lien Secured Credit Agreement, dated as of the 22nd day of December, 2003.

       4.7 Collateral Agency and Intercreditor Agreement by and between Quest Cherokee, LLC, Bluestem Pipeline, LLC, Quest Oil & Gas Corporation, Quest Energy Service, Inc., STP Cherokee, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service Incorporated, J-W Gas Gathering, L.L.C., Cherokee Energy Partners LLC, Bank One, NA, in its capacity as agent under the Credit Agreement, the revolving lenders under the Credit Agreement, Bank One, NA, in its capacity as agent under the Senior Term Second Lien Secured Credit Agreement, the term lenders under the Senior Term Second Lien Secured Credit Agreement, and Bank One, NA, as collateral agent, dated as of the 22nd day of December, 2003.

       4.8 Guaranty by Bluestem Pipeline, LLC in favor of Bank One, NA, in its capacity as a revolving lender under the Credit Agreement and a term lender under the Senior Term Second Lien Secured Credit Agreement, and each of the other revolving lenders under the Credit Agreement and term lenders under the Senior Term Second Lien Secured Credit Agreement, dated as of the 22nd day of December, 2003.

       10.1 Membership Interest Purchase Agreement by and between Quest Cherokee, LLC, Quest Oil & Gas Corporation, Quest Energy Service, Inc., STP Cherokee, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service Incorporated, J-W Gas Gathering, L.L.C., and Cherokee Energy Partners LLC, dated as of the 22nd day of December, 2003.

       10.2 Amended and Restated Limited Liability Company Agreement of Quest Cherokee, LLC, by and among Cherokee Energy Partners LLC, Quest Oil & Gas Corporation, Quest Energy Service, Inc., STP Cherokee, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service Incorporated and J-W Gas Gathering, L.L.C., dated as of the 22nd day of December, 2003.

       10.3 Pledge Agreement by Quest Oil & Gas Corporation, Quest Energy Service, Inc., STP Cherokee, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service Incorporated and J-W Gas Gathering, L.L.C., in favor of Cherokee Energy Partners LLC, dated as of the 22nd day of December, 2003.

       10.4        Guaranty by Quest Resource Corporation in favor of Cherokee
                   Energy

                   Partners LLC, dated as of the 22nd day of December, 2003.

       10.5 Operating and Management Agreement by and between Quest Cherokee, LLC and Quest Energy Service, Inc., dated as of the 22nd day of December, 2003.

       10.6 Non-Competition Agreement by and between by and between Quest Resource Corporation, Quest Cherokee, LLC, Cherokee Energy Partners LLC, Quest Oil & Gas Corporation, Quest Energy Service, Inc., STP Cherokee, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service Incorporated and J-W Gas Gathering, L.L.C., dated as of the 22nd day of December, 2003.

-----------------------
*     To be filed by amendment.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              QUEST RESOURCE CORPORATION

                              By:   /s/ Jerry Cash
                                    --------------------------------------
                                    Jerry D. Cash
                                    Co-Chief Executive Officer, Secretary
                                    and Treasurer

Date:   January 6, 2004